EXHIBIT 10.4

KOSMOS ENERGY, LLC

SEPARATION AND RELEASE AGREEMENT

I.  NOTICE — PLEASE READ CAREFULLY

•                   Legal Protections:  Various federal, state, and local laws, regulations, and ordinances protect employees against discrimination based on factors such as race, color, religion, sex, national origin, age, disability, citizenship, membership or application for membership in a uniformed service, and engaging in legally protected activity.  These laws are enforced by the Equal Employment Opportunity Commission, the U.S. Department of Labor, the Texas Workforce Commission - Civil Rights Division, and various other federal, state, and local agencies.  If you believe that you have been discriminated against, you have the right to contact those agencies.

•                   Separation and Release Agreement and Severance Benefit:  By this Separation and Release Agreement (the “Agreement”), Kosmos Energy, LLC (“Kosmos”) offers you the following severance benefit:  (i) paid outplacement services provided by a third-party provider selected by Kosmos in its sole discretion; and (ii) a mutual non-disparagement agreement (collectively, the “Severance Benefit”).  You may receive the Severance Benefit by (i) timely signing and not revoking the Agreement, and (ii) returning all Kosmos property, other than the mobile device (iPhone/Blackberry).

•                   Exceptions to the General Release:  The general release paragraph in the Agreement (paragraph 2 on the next page) does not (i) waive or release any rights or claims that may arise after the date you sign this Agreement, (ii) prevent you from filing any administrative unemployment compensation or workers’ compensation claims, or (iii) waive any benefits to which you have a vested entitlement under the terms of the applicable employee benefit plans established by Kosmos.

•                   Effective Date; Revocation Right:  To receive the Severance Benefit, you must sign and return this Agreement to Phillip B. Feiner, Assistant General Counsel, by email to pfeiner@kosmosenergy.com or by mail to 8176 Park Lane, Suite 500, Dallas, Texas 75231, so that he receives it no later than June 20, 2014, which is at least 45 days after you received this Agreement for consideration.  You may sign and return the Agreement at any time before the deadline.  The Agreement will become effective and enforceable on the eighth day after you sign it (the “Effective Date”), unless before then you revoke your acceptance in writing and deliver your written revocation to Phillip Feiner within the revocation period.  If you revoke your acceptance of the Agreement, however, you will not receive the Severance Benefit.

•                   Right to Consult an Attorney:  You have the right, and Kosmos specifically advises you by this paragraph, to consult with an attorney of your choice before signing this Agreement.  Even if you do not consult an attorney, you should carefully read and understand the effect of this Agreement before signing it.

II.  TERMS OF AGREEMENT

1.             Ending of Employment and Severance Benefit.  I understand my employment with Kosmos ended on May 5, 2014 (the “Termination Date”).  I further understand that I will receive my regular wages and accrued unused vacation through the Termination Date, along with $938,432.00 in severance pay in accordance with my November 22, 2011 offer letter, within six days of the Termination Date, as required by section 61.014 of the Texas Labor Code.  If I accept this Agreement by signing below and do not revoke my acceptance as permitted above, Kosmos will provide the Severance Benefit to me.  I acknowledge that the vesting of any service and performance shares will be in accordance with the Kosmos Energy Ltd. Long Term Incentive Plan and various applicable award agreements.

2.             General Release.  In exchange for the Severance Benefit, I release, acquit, and forever discharge (i) Kosmos, (ii) any parent, subsidiary, or affiliated entity of Kosmos, (iii) any current or former officer, stockholder, member, director, partner, agent, manager, employee, representative, insurer, or attorney of the entities described in (i) or (ii), (iv) any employee benefit plan sponsored or administered by any person or entity described in (i), (ii), or (iii), and (v) any successor or assign of any person or entity described in (i), (ii), (iii), or (iv) (collectively, the “Kosmos Parties”) from, and waive to the maximum extent permitted by applicable law, any and all claims, liabilities, demands, and causes of action of whatever character, whether known or unknown, fixed or contingent, or vicarious, derivative, or direct, that I may have or claim against Kosmos or any of the other Kosmos Parties.  I understand that this General Release includes, but is not limited to, any and all claims arising under federal, state, or local laws prohibiting employment discrimination, including the Age Discrimination in Employment Act, or other claims growing out of, resulting from, or connected in any way with my employment with Kosmos or the ending of my employment with Kosmos.

3.             Supplemental Age Distribution Information Memorandum and Chart.  I acknowledge and agree that I have received contemporaneously with this Agreement a Supplemental Age Distribution Information Memorandum and Supplemental Age Distribution Information Chart (together, the “Memorandum”), which identify the job titles and ages of all Kosmos employees (i) who are eligible to receive a severance benefit in exchange for signing a Separation and Release Agreement because their employment will end in connection with the Restructuring, and (ii) who are not eligible to receive a severance benefit in exchange for signing a Separation and Release Agreement because their employment will not end in connection with the Restructuring.

4.             Cooperation.  In exchange for the Severance Benefit, and without further consideration, I agree to cooperate fully and completely with Kosmos and any of the other Kosmos Parties with respect to matters on which I worked during my employment and to assist with pending or future legal investigations, proceedings, or litigation, public or private, involving Kosmos or any of the other Kosmos Parties on matters about which I have personal knowledge.  This obligation includes my promptly meeting with representatives of Kosmos or the other Kosmos Parties, either personally or by telephone, at reasonable times upon their request and without unreasonable interference with my employment or personal activities, and providing information and, where applicable, testimony, that is truthful, accurate, and complete, according to information known to me.

5.             Non-Disclosure.  In exchange for the Severance Benefit, I agree that I will not disclose the terms of this Agreement to any persons other than my spouse, if any, attorneys, and accountant or tax return preparer, if those persons have agreed to keep such information confidential.

6.             Non-Disparagement.

a.             In exchange for the Severance Benefit, I agree that I will not make to any other party any statement (whether oral, written, electronic, anonymous, on the Internet, or otherwise) that directly or indirectly impugns the quality or integrity of Kosmos’ or any of the other Kosmos Parties’ business or employment practices, or any other disparaging or derogatory remarks about Kosmos or any of the other Kosmos Parties.

b.             Kosmos agrees to instruct its senior leadership team and Board of Directors not to make to any other party any statement (whether oral, written, electronic, anonymous, on the Internet, or otherwise) that directly or indirectly impugns the quality or integrity of your work performance, employability, or overall integrity, or to make to any other parties any disparaging or derogatory remarks about you.

7.             Return of Property; Confidential Information.  I acknowledge that I have returned to Kosmos all items of its or any of the other Kosmos Parties’ property — other than the mobile device (iPhone/Blackberry) — and further agree to deliver immediately to Kosmos any such additional items that I may discover in my possession.  I acknowledge that all of the documents, data, and information (in any form) concerning the business and operations of Kosmos or any of the other Kosmos Parties to which I had access during my employment are confidential and may not be disseminated or disclosed by me to any other persons or parties, except as may be authorized in writing by Kosmos, or as required by law or judicial process.

8.             Permitted Activities.  I understand that nothing in this Agreement precludes me from (i) from filing a charge or complaint with, providing information to, or cooperating with an investigation conducted by, a government agency; (ii) providing information to my attorney (if any); (iii) making disclosures or giving truthful testimony as required by law or valid legal process (such as by a subpoena); or (iv) engaging in other legally-protected concerted activities.  I acknowledge and agree, however, that I forever waive any right to recover, and I will not request or accept, anything of value from any of the Kosmos Parties arising out of or connected in any way with my employment or the ending of my employment with Kosmos, the employment practices of Kosmos, or with any other act, conduct, or omission of any of the Kosmos Parties, other than the Severance Benefit, whether sought directly by me or by any government agency, individuals, or group of individuals on my behalf.

9.             Jury Waiver.  In exchange for the Severance Benefit, I irrevocably waive the right to trial by jury and agree not to initiate or participate in any class or collective action with respect to any claim or cause of action arising from my employment or the ending of my employment with Kosmos or from this Agreement (either for alleged breach or enforcement).

10.          Entire Agreement.  This Agreement contains the entire understanding and agreement between me and Kosmos regarding the ending of my employment with Kosmos, Severance Benefit, and release of claims, and supersedes all prior statements, understandings, and agreements regarding those subjects.

11.          Acknowledgments.  I acknowledge and agree that (i) I have read this Agreement and the Memorandum; (ii) by this paragraph, Kosmos specifically has advised me to consult an attorney and I have had the opportunity to consult an attorney; (iii) I have had at least 45 days to consider and fully understand the effect of signing this Agreement; (iv) my signing of this Agreement is knowing, voluntary, and based solely on my own judgment in consultation with my attorney, if any; (v) I am not relying on any written or oral statement or promise from Kosmos or any of the other Kosmos Parties other than as set out in this Agreement and the Memorandum; and (vi) this Agreement does not constitute any admission of liability on the part of Kosmos or any of the other Kosmos Parties.

12.          Governing Law; Forum. This General Release shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules regarding conflict of laws.  Exclusive venue for purposes of any dispute, controversy, claim, or cause of action between the parties arising out of or related to this Agreement is in any state or federal court of competent jurisdiction presiding over Dallas County, Texas.  Nothing in this Agreement, however, precludes Kosmos from seeking to remove a civil action from any state court to federal court.

AGREED:	/s/ Darrell McKenna	May 12, 2014
	Signature	Date Signed